UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2014

AVRA INC.

(Exact name of registrant as specified in charter)

Nevada	333-182130	36-4789798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

3790 El Camino Real, Suite 291, Palo Alto, California	94306
(Address of principal executive offices)	(Zip Code)

1-844-287-2462

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

On November 26, 2014, David Bailey, the majority shareholder of the Company, sold 79,500,000 shares of the Company to Stephen Shepherd, the Chief Executive Officer and Director of the Company, pursuant to a share purchase agreement, for an aggregate of $60,000. In lieu of payment of the $60,000 purchase price, Mr. Bailey will be granted the rights to market the Company’s intellectual properties in the Country of Jamaica within the next 12 months of the signing of the agreement. Mr. Bailey also agreed to waive all amounts owed to him as officer advances.  In connection with the share purchase agreement, Stephen Shepherd also entered into an assignment agreement with the Company to assign all his proprietary information related to bitcoin and cryptocurrencies to the Company.

As a result, Stephen Shepherd now owns an aggregate of 79,500,000 shares of common stock, or 56.27% of our total voting power of all of our outstanding voting securities.

As disclosed in a previous filed Form 8-K, the Company has changed its business direction with now being focused on solutions in the cryptocurrency and digital currency markets, particularly in offering payment solutions to businesses worldwide.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Share Purchase Agreement, dated November 26, 2014, by and between David Bailey and Stephen Shepherd.
10.2	Intellectual Property Assignment Agreement, dated November 26, 2014, by and between Stephen Shepherd and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVRA INC.

DATED: December 1, 2014	By:	/s/ Stephen Shepherd
Stephen Shepherd